Meyler&Company LLC

One Arin Park

Phone: 732-671-2244

Certified Public Accountants

1715 Highway 35

& Management Consultants

Middletown, NJ 07748

CONSENT OF MEYLER & COMPANY, LLC

(INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

We consent to the use in the Registration Statement of the Oceanstone Fund on Post Effective Amendment No. 4 under the Securities Act of 1933 and Amendment No. 5 under the Investment Company Act of 1940 to Form 485APOS of our report dated August 25, 2010, on the financial statements of the Oceanstone Fund and to the reference to our firm under the caption “Financial Highlights” in the Prospectus.

/s/Meyler & Company, LLC

Middletown, New Jersey

September 10, 2010